UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 26, 2009


(a) CEL-SCI CORPORATION

            (Exact name of Registrant as specified in its charter)



    Colorado                          0-11503                    84-0916344
--------------------          ------------------------      -------------------
(State or other jurisdiction   (Commission File No.)          (IRS Employer
of incorporation)                                           Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------


                                       N/A
          (Former name or former address if changed since last report)



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Item 1.01   Entry Into a Material Definitive Agreement

     On August 20, 2009 CEL-SCI Corporation sold 9,701,000 shares of its common stock to a group of private investors for $4,365,450 or $0.45 per share. The investors also received warrants which entitle the investors to purchase 4,850,500 shares of CEL-SCI's common stock.

     On August 26, 2009 CEL-SCI Corporation sold an additional 1,083,435 shares of its common stock to a separate group of private investors for $487,545 or $0.45 per share. The investors also received warrants which entitle the investors to purchase 541,717 shares of CEL-SCI's common stock.

     The warrants sold on August 26, and August 20, 2009 may be exercised at any time on or after February 20, 2010 and on or prior to February 20, 2015 at a price of $0.55 per share.

     CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold to the private investors.


Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

         5                    Opinion of Counsel

         10(l) Securities Purchase Agreement (together with schedule required by Instruction 2 to Item 601 of Regulation S-K), together with the form of Warrant, which is an exhibit to the Securities Purchase Agreement.

         23(a)                Consent of Attorneys.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 27, 2009              CEL-SCI CORPORATION



                                    By:  /s/ Patricia B. Prichep
                                         -----------------------------------
                                         Patricia B. Prichep, Senior Vice
                                         President of  Operations


















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                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS



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